   As filed with the Securities and Exchamge Commission on October 16, 2001

                                                   Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                               AMENDMENT NO. 1 TO

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            EQUITY SECURITIES TRUST I
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                     Not Applicable
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                           Identification No.)

c/o Puglisi & Associates
    850 Library Avenue                                                19711
    Newark, Delaware
(Address of Principal Executive Offices)                            (Zip Code)

<CAPTION)
If this Form relates to the registration of a   If this Form relates to the registration of a
class of securities pursuant to Section         of class of securities pursuant to Section 12(g)
12(b) the Exchange Act and is effective         of the Exchange Act and is effective pursuant
pursuant General Instruction A.(c),             to General Instruction A.(d), check
check the following box. |X|                    the following box. |_|


Securities Act registration file number to which this form relates:
     Securities Act File No. 333-34600
     Investment Company Act File No. 811-09897

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                       Name of Each Exchange on Which
      to be so Registered                       Each Class is to be registered
      -------------------                       ------------------------------

      Equity Trust Securities representing      New York Stock Exchange, Inc.
      shares of beneficial interest in
      Equity Securities Trust I

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered
        -------------------------------------------------------

                  A description of the securities to be registered appears on pages 25 through 26 (under the caption "Description of the Equity Trust Securities") and pages 29 through 34 (under the caption "Certain United States Federal Income Tax Considerations") of the registrant's Prospectus (Subject to Completion) dated October 2, 2001 included in the Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, (File No. 333-34600) and under the Investment Company Act of 1940, as amended, (File No. 811-09897). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein. In addition, since such description has been included in the form of prospectus filed by the registrant on October 2, 2001, pursuant to Rule 497(h) under the Securities Act of 1933, such prospectus is also hereby incorporated by reference herein.

Item 2.   Exhibits
          --------

                  All necessary exhibits will be filed with the New York Stock Exchange in connection with this registration statement, including any amendment to the Registration Statement on Form N-2 filed with the Commission subsequent to the date hereof.

                                    SIGNATURE



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.





Dated:  October 16, 2001                     EQUITY SECURITIES TRUST I



                                             By: /s/ Donald Puglisi
                                                -------------------
                                                     Donald Puglisi
                                                     As Trustee